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                                  EXHIBIT 10-22

                               EXELON CORPORATION
                               STOCK DEFERRAL PLAN
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                               EXELON CORPORATION
                               STOCK DEFERRAL PLAN

                                    ARTICLE I

                       Amendment and Restatement; Purpose

      Amendment and Restatement; Purpose. The Exelon Corporation Stock Deferral Plan (the "Plan") was established as the Unicom Corporation Stock Bonus Deferral Plan, and was amended and restated, effective September 30, 1998, and subsequently amended by the First Amendment thereto, also effective September 30, 1998. Effective as of October 20, 2000, sponsorship of the Plan was transferred to Exelon Corporation and, pursuant to the Second Amendment, the Plan was renamed the Exelon Corporation Stock Deferral Plan and amended to reflect the merger of Unicom Corporation with and into Exelon Corporation. The Plan is hereby amended and restated, generally effective January 1, 2001, except as specifically otherwise provided herein. The rights and benefits of any Participant (as defined below) whose employment terminated prior to January 1, 2001 shall be determined under the terms of the Plan as in effect on the date of such termination of employment.

      Exelon Corporation (the "Company") maintains the Plan in order to provide to certain key employees of the Company and participating affiliates (collectively, the "Employers") the opportunity to defer the receipt of all or any portion of any incentive or other awards payable in common stock of the Company ("Exelon Stock") granted under the Exelon Corporation Long Term Incentive Plan (the "LTIP"), or of any similar award payable under any other incentive program sponsored by an Employer (collectively, "Awards").

      In addition, the Employers have entered into certain agreements with key employees (collectively, the "Agreements") which provide for a certain level of incentive award or provide for payment of amounts that would have been payable in Exelon Stock as long term incentive awards under the LTIP had the employee been employed by the Employer for the full period with respect to which the award is payable ("Award Equivalents"). The Plan is also maintained to provide to such employees an opportunity to defer the receipt of any such guaranteed incentive award, or of all or any portion of such Award Equivalents, or both, as applicable.
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                                   ARTICLE II

                          Eligibility and Participation

2.1 Eligibility and Participation. Each individual who was a Participant in the Plan on the day before the effective date of this amendment and restatement shall continue to be a Participant hereunder. Each other employee of an Employer who, on the applicable election date described in Section 3.1, is described below, upon making a deferral election in accordance with the provisions of
Article III shall become a participant ("Participant") in this Plan on the effective date of such election:

      (a)   an officer of the Company or any affiliate or subsidiary thereof;

      (b) an employee in salary band VI or above (considered to be Key Management) under the Company's compensation system or at the equivalent payroll level under another Employer's compensation system; or

      (c) any employee not described in paragraphs (a) or (b) above who, prior to October 20, 2000 was considered to be a Key Management or "Group" level employee of an Employer.

2.2 Termination of Participation. Each Participant shall remain a Participant until such individual is no longer entitled to benefits hereunder; provided, however, that a Participant (i) who is receiving benefits under a severance plan or arrangement sponsored by the Company or an affiliate, (ii) who is, as of any applicable election date, no longer described in paragraphs (a) or (b) of
Section 2.1, or (iii) who has had a termination of employment or retired but has not yet received a distribution of his Plan accounts shall not be entitled to make any further deferral elections under the Plan.

                                   ARTICLE III

                               Deferral Elections

3.1 Deferral Elections.

      (a)   Deferral Elections.


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            (i)   On or before the election due date set forth below, while this
                  Plan is in effect, each Participant (other than a Participant described in Section 2.1(c)) may elect to defer the receipt of all or a portion of any Award or Award Equivalent to which he may become entitled under the LTIP, any other incentive plan sponsored by an Employer or under the terms of an Agreement, as applicable;

            (ii) An election made prior to October 1, 2000 to defer receipt of any Award made to Participant under the PECO Energy Company Performance Share Program as in effect prior to October 1, 2000 shall be deemed to be a deferral election under this
                  Section 3.1(a), and except as otherwise specifically provided herein, the terms and conditions of the Plan shall apply to such deferral elections.

      (b) Election Due Dates. The election due date shall be on such date as the Plan Administrator or its delegate shall specify, but no later than December 1 of the calendar year preceding the date an Award or Award Equivalent becomes payable; provided, however that for an individual who first becomes an eligible employee after an applicable election due date, the election shall be due within 30 days after the date on which such individual is notified of his or her eligibility, but not later than December 31 of the calendar year preceding the year in which the Award or Award Equivalent becomes payable.

      (c) Effect of Elections. An election made pursuant to paragraph (b) hereof shall provide that the Award or Award Equivalent subject to such election shall not be paid to the Participant at the time provided under the terms of the program under which the Award was granted or Agreement, as applicable, but shall instead be paid to the Participant in accordance with the Participant's Distribution Election Form (as defined in Section 5.1).

                                   ARTICLE IV

                                    Accounts

      Deferred Stock Accounts. Exelon Corporation shall establish on its books an account (a "Deferred Stock Account") on behalf of each Participant who has made a deferral election pursuant to Section 3.1(a). Each Deferred Stock Account shall be credited with the amount deferred pursuant to Section 3.1(a), plus an amount (the "dividend equivalents") equal to the dividends declared from


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time to time on the number of shares of Exelon Stock credited to such account, determined in accordance with the following sentence. Dividends shall be credited to each Participant's Deferred Stock Account as a number of additional shares of Exelon Stock determined by dividing the aggregate amount of such dividend equivalents by the purchase price used under the Exelon Corporation Dividend Reinvestment and Stock Purchase Plan related to each such dividend; provided, however, that with respect to any dividend payable after October 20, 2000 and prior to January 1, 2001, the purchase price shall be the closing price on the date the dividend was paid. Deferred Stock Accounts shall be for bookkeeping purposes only, and neither Exelon Corporation nor any Employer shall be obligated to set aside or segregate any actual shares of Exelon Stock or any other assets in respect of such accounts.

                                    ARTICLE V

                           Time and Manner of Payment

5.1 Distributions. Except as provided below, each Participant shall be entitled to elect, on such form (a "Distribution Election Form") and in such manner as may be provided by the Plan Administrator, payment of his or her Deferred Stock Account in one of the payment forms specified in subparagraph (a). A Participant's Distribution Election Form shall become irrevocable on December 1 of the year preceding such Participant's termination of employment for any reason, including death or retirement. Notwithstanding the preceding, amounts credited to a Deferred Stock Account pursuant to an election described in
Section 3.1(a)(ii) shall be distributed in such form and over such time period as the Participant shall have designated at the time the deferral election was made, and such distribution election shall have become irrevocable as of such date.

      (a) Payment Forms. A Participant may elect payment of such Participant's Deferred Stock Account in (i) a lump sum, or (ii) a series of annual installments; provided, however, that in the case of a Participant's death, termination of employment or commencement of a leave of absence on account of total and permanent disability (as defined under such long term disability plan as may be provided by the Participant's Employer), installment payments shall be made over a period of not more than three
      (3) years, and in the case of a Participant's termination of employment on account of retirement under any pension plan maintained by such Participant's Employer, installment payments shall be made over a period of not more than 15 years.

      (b) Default Payments. The Deferred Stock Account of any Participant who fails to complete a Distribution Election Form shall be distributed in a


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      lump sum as soon as practicable following the date of the Participant's death, retirement or termination of employment, or commencement of a leave of absence on account of total and permanent disability.

      (c) Time of Payment. Notwithstanding the preceding, distribution of any balance in a class year subaccount established prior to December 31, 2000 shall be made as soon as practicable after the last day of the deferral period specified in the Participant's election made prior to December 31, 1999. Subject to the following sentence, payment of any Deferred Stock Account in a lump sum shall be made as soon as practicable following the date of the Participant's termination of employment for any reason, and annual installments shall be paid on or about April 1 of the year with respect to which they are made. The net shares of Exelon Stock (including any fractional share) determined by reference to the closing price per share of Exelon Stock, as reported on the New York Stock Exchange on the business day immediately preceding the date of distribution and reduced by any amount required by law to be deducted or withheld (or to the extent determined by the Plan Administrator, in its discretion, after consultation with its advisers), including income tax withholding, shall be credited to an account established on behalf of the Participant at First Chicago Trust Company or such other institution as the Plan Administrator shall designate.

5.2 Beneficiaries. If a Participant shall die while any shares of Exelon Stock remain credited to the Deferred Stock Account established on his or her behalf under Article IV, such amount shall be distributed as provided in Section 5.1 to the beneficiary or beneficiaries as the Participant may, from time to time, designate in writing delivered to the Plan Administrator (as defined in Section
7.1 below). A Participant may revoke or change his or her beneficiary designation at any time in writing delivered to the Plan Administrator. If a Participant does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Participant, the Participant's estate shall be deemed to be the Participant's beneficiary hereunder.

                                   ARTICLE VI

                          Application of ERISA, Funding

      6.1 Application of ERISA. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401 (a)(1) of ERISA and Department of Labor Regulation ss. 2520.104-23.


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      6.2 Funding. The Plan shall not be a funded plan, and neither the Company nor any of the Employers shall be under any obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Company and the Employers, and no Participant or beneficiary shall have any right to any specific assets.

      6.3 Trust. The Company shall establish a trust for the purpose of administering assets of the Company and the Employers to be used for the purpose of satisfying their obligations under the Plan. Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code. The existence of any such trust shall not relieve the Company or any Employer of their liabilities under the Plan, but the obligation of the Company and the Employers under the Plan shall be deemed satisfied to the extent paid from the trust.

                                   ARTICLE VII

                                 Administration

      7.1 Administration. The Plan shall be administered by the Vice President Compensation of the Company (the "Plan Administrator"). The Plan Administrator shall determine the rights of any employee or former employee of an Employer to benefits hereunder. The Plan Administrator has the sole and absolute power and authority to interpret and apply the provisions of this Plan to a particular circumstance, make all factual and legal determinations, construe uncertain or disputed terms (including, without limitation, any eligibility provisions) and make eligibility and benefit determinations in such manner and to such extent as the Plan Administrator in his or her sole discretion may determine. Benefits under the Plan will be paid only if the Plan Administrator decides, in his or her discretion, that a Participant (or his or her beneficiary) is entitled to them.

The Plan Administrator shall promulgate any rules and regulations necessary to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall be applied on a uniform basis and shall be final and binding on any employee or former employee of the Employers or any successor in interest of any of them. The Plan Administrator may delegate any of its responsibilities or duties hereunder.

      7.2 Claims Procedure. In accordance with the regulations of the U.S. Department of Labor, the Company shall (i) provide adequate notice in writing to


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any Participant or beneficiary whose claim for benefits is denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by such Participant or beneficiary and (ii) afford a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a full and fair review by the Plan Administrator of the decision denying the claim.

      7.3 Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator, the fees of counsel and any agents of the Plan Administrator and other administrative expenses shall be paid by the Company and the Employers. The Plan Administrator, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by the Company or a particular Employer.

      7.4 Indemnification. Neither the Plan Administrator nor any officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or bad faith, and the Company shall indemnify and hold harmless such Plan Administrator, officers and employees from and against all claims, losses, damages, causes of action and expenses, including reasonable attorney fees and court costs, incurred in connection with such interpretation and administration of the Plan.

                                  ARTICLE VIII

                            Amendment and Termination

      The Company intends to maintain the Plan indefinitely. However, the Plan, or any provision thereof, may be amended, modified or terminated at any time by action of its Senior Vice President and Chief Human Resources Officer or such other senior officer to whom the Company has delegated amendment authority (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall reduce or cancel the amount credited to the accounts of any Participant hereunder immediately prior to the date of such amendment or termination. Upon the termination of the Plan, all account balances hereunder shall be promptly paid to Participants or their beneficiaries.


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                                   ARTICLE IX

                                  Miscellaneous

      9.1 FICA Taxes. Notwithstanding Section 3.1, the amount deferred for any calendar year pursuant to an election made thereunder shall be reduced by an amount which, after the payment of applicable federal and state income taxes and the tax imposed under Section 3121 of the Code in respect of amounts deferred, is equal to the amount of the tax imposed under Section 3121 of the Code on the amount otherwise subject to deferral (determined without regard to this Section 9.1) pursuant to Section 3.1 for such calendar year.

      9.2 Nonassignment of Benefits. It shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). Any such attempted or purported assignment, alienation or transfer shall be void.

      9.3 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued in the employment of any Employer, or as a limitation of the right of an Employer to discharge any of its employees, with or without cause.

      9.4. Adoption/Withdrawal by Subsidiaries. Any participating affiliate may, with the consent of the Company, adopt the Plan for the benefit of its employees who are Eligible Employees by delivery to the Company of a resolution of its board of directors or duly authorized committee to such effect, which resolution shall specify the date for which this Plan shall be effective with respect to the employees of such participating affiliate who are Eligible Employees. A participating affiliate may terminate its participation in the Plan at any time by giving written notice to the Company and the Plan Administrator. Upon such a withdrawal, the Plan Administrator may, in its discretion, (i) distribute the account balances of each Participant attributable to such participating affiliate at such time and in such manner as the Plan Administrator shall determined, but not later than such payments would have been made had such participating affiliate not withdrawn from the Plan or (ii) transfer the benefits of such Participants under this Plan with respect to such participating affiliate directly to such participating affiliate at which time the remaining Employers shall have no further responsibility in respect of such amounts.

      9.5 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine and singular the plural.


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      9.6 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

      9.7 Invalidity. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be enforced and construed as if such provisions, to the extent invalid or unenforceable, had not been included.

      9.8 Successors and Assigns. The provisions of the Plan shall bind and inure to the benefit of the Company and each Employer and their successors and assigns, as well as each Participant and his successors.

      9.9 Law Governing. Except as provided by any federal law, the provisions of the Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, Exelon Corporation has caused this Plan to be executed effective as of January 1st, 2001.

                                          EXELON CORPORATION


                                          By:_______________________
                                               S. Gary Snodgrass
                                               Senior Vice President &
                                               Chief Human Resources Officer


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